* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.13
Supplemental Agreement VI
Ref. no.: JA4DAB09082
Dated:2009-3-20

Signed at：Zhabei District, Shanghai

Related Contract No.: JA4DAB08500
PARTY A	Zhejiang Yuhui Solar Energy Source Co., Ltd
TEL	0086-573-84773369	FAX	0086-573-84773601
ADD.	No. 8 Baoqun Road, Yao Zhuang Town Industrial Park, Jiashan, Zhejiang

PARTY B	JingAo Solar Co., Ltd.
TEL	0086-21-60955851	FAX	0086-21-60955850
ADD.	No. 36 Jiangchang San Rd., Zhabei District, Shanghai, China

Party A and Party B have entered into JA4DAB08500 Contract.  After friendly negotiation, both parties agree to enter into this Supplemental Agreement.

1.         Party A has delivered *** pieces of mono-crystalline silicon wafers (150mm, 125*125) to Party B on November 12, 2008.  Upon inspection, Party B detected contamination on the surface of some silicon wafers which requires additional cleaning. After friendly negotiation, Party B agrees to clean the contaminated silicon wafers for Party A and Party A will pay the cleaning fees to Party B. After verification by both parties, the cleaning fees are ***.

Both parties agree to deduct the *** cleaning fees from the price payable for *** pieces of mono-crystalline silicon wafers (200mm, 156*156) delivered to Party B on March 3, 2009 in accordance with Supplement III (JA4DAB08500) of the YGX0708100001 and YGX0711150001-122 Contract. Before making the deduction, Party B should pay *** (including tax) to Party A, after deduction, payment made by Party B is adjusted to *** (including tax), the price (including tax) is adjusted from ***/piece to ***/piece accordingly.

2.         This Agreement shall form an integral part of JA4DAB08500 Contract.  Matters not provided herein shall be subject to JA4DAB08500 Contract.

3.         This Agreement is made in two counterparts, each of which shall be held by one party. This Agreement shall become effective upon signature and affixture of seal by the parties hereto. Facsimile copy shall have the same legal effect.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

SELLER	Zhejiang Yuhui Solar Energy Source Co., Ltd.	BUYER	JingAo Solar Co., Ltd.

Sign & Seal		Sign & Seal

Date		Date

Bank info	Industry and Commerce Bank, Jiashan County 1204070009242025955	Bank info	China Bank, Ningjin Sub-branch (Hebei, China) 15054208091001

VAT	30421753019961	VAT	130528774419294